UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 12, 2018

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

14651 North Dallas Parkway Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (513) 458-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2018, CECO Environmental Corp. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company considered: 1) the election of the eight director nominees named in the proxy statement; 2) an advisory vote to approve the Company’s named executive officer compensation; and 3) the ratification of the Company’s independent registered public accounting firm for fiscal 2018. The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1.	The eight director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Jason DeZwirek	21,797,609	2,719,958	5,715,636
Dennis Sadlowski	23,575,686	941,881	5,715,636
Eric M. Goldberg	24,140,840	376,727	5,715,636
David B. Liner	22,748,139	1,769,428	5,715,636
Claudio A. Mannarino	24,144,548	373,019	5,715,636
Jonathan Pollack	21,569,283	2,948,284	5,715,636
Munish Nanda	24,220,542	297,025	5,715,636
Valerie Gentile Sachs	23,914,511	603,056	5,715,636

2.	The Company’s named executive officer compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
23,990,800	481,611	45,155	5,715,636

3.	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2018 was ratified as follows:

FOR	AGAINST	ABSTAIN
29,419,166	712,497	101,539

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer

3